Exhibit 10.17


                              EMPLOYMENT AGREEMENT


         This Agreement made this ____ day of ______, 1998 by and between Equitable Resources, Inc., a Pennsylvania corporation having a business address at 420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15219 (Equitable Resources, Inc. and its subsidiary companies hereinafter collectively known as the "Company") and ______________________________ ("the Employee").


                                   WITNESSETH


         Whereas, Equitable Resources, Inc. ("the Company") is willing to grant to the Employee certain additional benefits in consideration of the Employee's agreement to comply with specific post-employment non-competition requirements; and

         Whereas, the Company and the Employee wish to enter into this agreement to reflect their understanding of those benefits and requirements;

         Now therefore, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. If the employment of the Employee with the Company is terminated by the Company for any reason (other than as the result of a conviction of a felony, a crime of moral turpitude or fraud, as the result of the Employee's willful and continuous engagement in conduct which is demonstrably and materially injurious to the Company, or as the result of a willful refusal by the Employee to perform his or her job duties in a reasonable manner) or if the Employee resigns within ninety (90) days of receiving a demotion and/or a reduction in the Employee's salary, the Employee shall receive, from the date of termination, in addition to payments to which the Employee is entitled under the Company's severance pay plan, twelve (12) months of base salary payments at the Employee's salary level in effect at the time of such termination or prior to such salary reduction. Such base salary amount shall be paid by the Company to the Employee in one lump sum payable within thirty (30) days of termination or resignation hereunder.

         2. For a period of twelve (12) months from the termination date of his or her employment, the Employee will not (i) on his or her own behalf or on behalf of any company for which he or she works, solicit business from customers of the Company with whom he or she dealt with when employed by the Company or from any parties to whom he or she attempted to market the Company's products and services; (ii) engage in any business activity competitive with any project or proposed project which has been discussed by the Employee in the course of his employment with the Company or any project or proposed project with respect to which the Company has initiated any business activity; (iii) take away or interfere, or attempt to interfere, with any custom, trade or existing contractual relations of the Company, including any business project or any contemplated business project which representatives of the Company have discussed with any potential participant in such project, or (iv) interfere, or attempt to interfere with any officer, employee, representative, or agent of the Company, or induce, or attempt to induce, any of them to leave the employ of the Company, its successors, assigns, or affiliates, or to violate the terms of their contracts with the Company, or (v) accept employment with any company, partnership or other entity engaged in the utility or energy services marketing business within a fifty (50) mile radius of any location at which the Company engages in such business.

         3. The Company may terminate this Agreement upon twelve (12) months' prior written notice to the Employee; provided that all provisions of this Agreement shall apply to any event specified in paragraph 1 or 2 hereof occurring prior to the expiration of such twelve (12) month period. In any case, this Agreement shall immediately terminate and be of no further force and effect if any person, corporation or other entity acquires 20% or more of the Company's common stock unless such acquisition is approved by a vote of two-thirds of the Company's Board of Directors as constituted immediately prior to such acquisition.

         4. To the extent that any provision of this Agreement is deemed unenforceable in any court of law such provision may be modified by such court to the extent necessary to make this Agreement enforceable.

         5. In the event of any controversy, dispute or claim arising out of, or relating to this Agreement, or the breach thereof, the Company and the Employee agree that such underlying controversy, dispute or claim shall be settled by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The matter shall be heard and decided, and awards rendered by a panel of three (3) arbitrators (the "Arbitration Panel"). The Company and the Employee shall each select one arbitrator from the AAA National Panel of Commercial Arbitrators (the "Commercial Panel") and AAA shall select a third arbitrator from the Commercial Panel. The award rendered by the Arbitration Panel shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof.

         6. This Agreement shall inure to the benefit of any successors or assigns of the Company.

         7. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         8. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written. This Agreement may not be changed, amended, or modified, except by a written instrument signed by the parties.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand, all as of the day and year first above written.

ATTEST:                                      EQUITABLE RESOURCES, INC.


                                             By:
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WITNESS:                                     EMPLOYEE:



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